EXHIBIT 21


                              List of Subsidiaries




                                                  JURISDICTION          PERCENT
                                                      OF                  OF
         NAME OF CORPORATION                     INCORPORATION         OWNERSHIP
----------------------------------------         -------------         ---------

Winnebago Industries, Inc.                           Iowa                Parent
Winnebago Health Care Management Company             Iowa                 100%
Winnebago Acceptance Corporation                     Iowa                 100%
Winnebago R.V., Inc.                               Delaware               100%